SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 12, 2003

                       PEGASUS COMMUNICATIONS CORPORATION

               (Exact Name of Registrant as Specified in Charter)


          Delaware                    0-32383                 23-3070336
----------------------------  ------------------------ ------------------------
(State or Other Jurisdiction  (Commission File Number)      (IRS Employer
      of Incorporation)                                    Identification No.)


      c/o Pegasus Communications Management Company, 225 City Line Avenue,
                   Suite 200, Bala Cynwyd, Pennsylvania 19004

               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (800) 376-0022
                                                            -------------

          (Former Name or Former Address, if Changed Since Last Report)

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Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.
            ------------------------------------------------------------------

            (c) Exhibits.

                99.1 Pegasus Communications Corporation's press release dated
                     August 12, 2003.

Item 9.     Regulation FD Disclosure.
            ------------------------

        Pursuant to indentures relating to notes issued by our subsidiaries Pegasus Satellite Communications, Inc. and Pegasus Media & Communications, Inc., Pegasus Satellite Communications, Inc. and Pegasus Media & Communications, Inc. are required to provide summarized financial information showing Adjusted Operating Cash Flow (as this term is defined in the respective indentures). This information is furnished on our website (www.pgtv.com) under the Investor Relations portion of the website under the heading "indenture reporting requirements."

Item 12.    Results of Operations and Financial Condition.
            ---------------------------------------------

         On August 12, 2003, Pegasus Communications Corporation issued a press release reporting on its financial results for the three and six month periods ended June 30, 2003. The press release contains the nonGAAP financial measures EBITDA for our direct broadcast satellite business "DBS EBITDA" and free cash flow for our direct broadcast satellite business "DBS free cash flow."

         We use DBS EBITDA as a measurement of earnings generated by the direct broadcast satellite business that are available to reinvest in the business via investments in deferred SAC and capital expenditures, to fund our debt service, to potentially fund equity dividends, and to potentially fund other development projects. We also use DBS EBITDA as a percentage of revenue as a measurement of operating efficiency, especially as benchmarked against competitors in the industry. Further, we use DBS EBITDA as the denominator in measuring a modified value to earnings multiple, to assess our enterprise value, and growth thereof over time, especially as benchmarked against comparables in the industry. Finally, we use DBS EBITDA as the denominator in measuring our leverage at various points throughout our capital structure, and improvements made thereto over time, especially as benchmarked against comparables in the industry. We believe that investors, analysts, lenders, and other interested parties who follow our industry use DBS EBITDA for the same reasons that we do. Investors, analysts, lenders, and other interested parties who follow our industry rely on the DBS EBITDA measure to make informed decisions, especially by benchmarking against comparables in the industry. Our ability and desire to reinvest in the DBS business, to fund debt service of the enterprise, to potentially fund equity dividends, and to potentially fund other development projects is largely dependent upon our ability to generate DBS EBITDA. We believe that the limitation associated with the use of DBS EBITDA, as compared to net income, is the number of items included or not included in DBS EBITDA that are included in net income. However, we believe this limitation is not significant and mitigated by the fact that, generally, all reconciling items are contained on the face of our statement of operations and comprehensive loss. DBS EBITDA is not, and should not be considered, an alternative to income from operations, net income, or any other measure for determining our operating performance, as determined under generally accepted accounting principles. Although EBITDA is a common measure used by other companies, our calculation of DBS EBITDA may not be comparable with that of others.

         We use DBS free cash flow as a measurement of liquidity generated by the direct broadcast satellite business and cash available to fund our debt service, to potentially fund equity dividends, and to potentially fund other development projects. We also use DBS free cash flow as the denominator in measuring a modified value to cash flow multiple, to assess our enterprise value, and growth thereof over time, especially as benchmarked against comparables in the industry. Finally, we use DBS free cash flow as the denominator in measuring our leverage at various points throughout our capital structure, and improvements made thereto over time, especially as benchmarked against comparables in the industry. We believe that investors, analysts, lenders, and other interested parties who follow our industry use DBS free cash

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flow for the same reason that we do. Investors, analysts, lenders, and other interested parties who follow our industry rely on the DBS free cash flow measure to make informed decisions, especially by benchmarking against comparables in the industry. Our ability to fund debt service of the enterprise, to potentially fund equity dividends, and to potentially fund other development projects is largely dependent upon our ability to generate DBS free cash flow. We believe that the limitation associated with the use of DBS free cash flow, as compared to net increase (decrease) in cash and cash equivalents, is the number of items included or not included in DBS free cash flow that are included in net increase (decrease) in cash and cash equivalents. However, we believe this limitation is not significant and mitigated by the fact that we reconcile DBS free cash flow to net increase (decrease) in cash and cash equivalents in our earnings press release and on our website. DBS free cash flow is not, and should not be considered, an alternative to net increase (decrease) in cash and cash equivalents, as determined under generally accepted accounting principles. Although free cash flow is a common measure used by other companies, our calculation of DBS free cash flow may not be comparable with that of others.

         These nonGAAP financial measures are not meant to replace or supersede GAAP financial measures, and they may not be comparable with similarly titled measures reported by other companies.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PEGASUS COMMUNICATIONS CORPORATION


                                   By  /s/ Scott A. Blank
                                     ------------------------------------------
                                           Scott A. Blank,
                                           Senior Vice President


August 14, 2003


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                                  EXHIBIT INDEX

Exhibit No.   Description

99.1          Pegasus Communications Corporation's press release dated August
              12, 2003.

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